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                                                          EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Amendment No. 4 to Registration Statement (No. 333-76947) on Form SB-2 of our report dated April 20, 1999 (with respect to Notes B [3] and I, June 29, 1999) on the financial statements of I.D. Systems, Inc. as of December 31, 1998 and for the years ended December 31, 1997 and December 31, 1998. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

New York, New York
June 29, 1999